     As filed with the Securities and Exchange Commission on April 21, 2006

                                                   Registration No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PRINCETON NATIONAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                                        36-3210283
(State or other jurisdiction of                                                          (I.R.S. employer
incorporation or organization)                                                         identification no.)

                               606 S. Main Street
                            Princeton, Illinois 62356
          (Address of principal executive offices, including zip code)

                          CITIZENS FIRST NATIONAL BANK
                          401(K) & PROFIT SHARING PLAN
                            (Full title of the plan)

             TONY J. SORCIC                                                              WITH A COPY TO:
               PRESIDENT                                                            TIMOTHY E. KRAEPEL, ESQ.
    PRINCETON NATIONAL BANCORP, INC.                                             HOWARD & HOWARD ATTORNEYS, P.C.
         606 SOUTH MAIN STREET                                               THE PINEHURST OFFICE CENTER, SUITE 101
       PRINCETON, ILLINOIS 62356                                                   39400 NORTH WOODWARD AVENUE
(Name and address of agent for service)                                          BLOOMFIELD HILLS, MI 48304-5151
          (815)875-4444                                                                   (248) 645-1483
(Telephone number, including area code,
         of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed         Proposed
                                                               Maximum          maximum
                                                Amount     offering price      aggregate
                                                 to be        per share     offering price       Amount of
    Title of Securities to be Registered      registered      (1), (2)         (1), (2)      registration fee
    ------------------------------------      ----------   --------------   --------------   ----------------
Common Stock, par value $5.00 per share (3)     26,158         $ 34.20         $ 894,604          $ 95.73

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h).

(2) In addition, pursuant to Rule 416, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein; plus, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant's Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(3) Also includes an equal number of Rights to purchase shares of Registrant's Series A Junior Participating Preferred Stock, which rights are not (a) separable from the shares of Common Stock; or (b) presently exercisable.

================================================================================

                              GENERAL INSTRUCTIONS

E.   REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement on Form S-8 is filed to register 26,158 additional shares of Common Stock issuable under the Princeton National Bancorp, Inc. 401(k)& Profit Sharing Plan (the "Plan"). Princeton National Bancorp, Inc.'s registration statement on Form S-8 filed with the Securities and Exchange Commission on August 22, 1996 (File No. 333-10641) registered 15,000 shares issuable under the Plan and is incorporated herein by reference, except to the extent that the items in this registration statement update such information contained in the prior registration statement. This Registration Statement is filed to register an additional 26,158 shares and is filed pursuant to General Instruction E to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-20050) are incorporated in this Registration Statement by reference:

     (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005;

     (2) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2005;

     (3) the information contained in the Registrant's definitive Proxy Statement dated March 15, 2006 relating to its 2006 Annual Meeting of Stockholders (with the exception of the compensation committee report, the audit committee report, and the performance graph which are not incorporated by reference);

     (5) the description of Registrant's Common Stock, $5.00 par value which is contained in Registrant's Registration Statement on Form S-1 (Registration No. 33-46362) filed with the Commission effective May 8, 1992, including any amendments or reports filed for the purpose of updating such description; and

     (6) the description of Registrant's preferred share purchase rights which is contained in Registrant's Registration Statement on Form 8-A filed with the Commission under the Exchange Act effective August 1, 2003, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation, and Article VIII of the Registrant's By-Laws, as restated, provide for the indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. The general effect of these provisions is to provide that the Registrant shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in the proceeding in which such persons are made a party by reason of being or having been a director or officer of Registrant, but only if it is determined that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Such determination may be made by (i) a majority vote of a quorum consisting of disinterested directors, (ii) an independent legal counsel in a written opinion (if no such quorum is available or if a quorum of disinterested directors so directs), or (iii) the stockholders. The Registrant will pay expenses incurred by its directors and officers prior to the final disposition of such action, suit or proceeding, if the director or officer undertakes to repay such amount unless it is ultimately determined that they are entitled to be indemnified by the Registrant.

     The Registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

     As permitted pursuant to Section 102(b) (7) of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal monetary liability of a director of the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability that results from (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) Section 174 of the

General Corporation Law of the State of Delaware (which Section pertains to a director's liability for unlawful payments of dividends or unlawful stock purchases or redemptions); or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth below in the Exhibit Index filed as part of this registration statement.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (a) If the registrant is relying on Rule 430B of the Securities
          Act: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               (b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Illinois, on April 21, 2006.

                                        PRINCETON NATIONAL BANCORP, INC.
                                        (Registrant)


                                        By: /s/ Tony J. Sorcic
                                            ------------------------------------
                                            Tony J. Sorcic
                                            President and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                 Title                      Date
                ---------                                 -----                      ----


/s/ Tony J. Sorcic                         President, Chief Executive Officer   April 21, 2006
----------------------------------------   and Director
Tony J. Sorcic                             (Principal Executive Officer)


/s/ Todd D. Fanning                        Senior Vice President and Chief      April 21, 2006
----------------------------------------   Financial Officer
Todd D. Fanning                            (Principal Accounting and
                                           Financial Officer)


                  **                       Chairman of the Board and Director   April 21, 2006
----------------------------------------
Craig O. Wesner


                  **                       Director                             April 21, 2006
----------------------------------------
Daryl Becker


                  **                       Director                             April 21, 2006
----------------------------------------
Gary C. Bruce



                                           Director   April 21, 2006
----------------------------------------
Sharon L. Covert


                                           Director   April 21, 2006
----------------------------------------
John R. Ernat


                  **                       Director   April 21, 2006
----------------------------------------
Donald E. Grubb


                                           Director   April 21, 2006
----------------------------------------
Mark Janko


                                           Director   April 21, 2006
----------------------------------------
Willard O. Lee


                  **                       Director   April 21, 2006
----------------------------------------
Thomas M. Longman


                                           Director   April 21, 2006
----------------------------------------
Ervin I. Pietsch


                  **                       Director   April 21, 2006
----------------------------------------
Stephen W. Samet


**By: /s/ Tony J. Sorcic
      ----------------------------------
      Tony J. Sorcic, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                         DESCRIPTION
-------                         -----------
5.1       Opinion of Howard & Howard Attorneys, P.C.

5.2       IRS Determination Letter

23.1      Consent of KPMG LLP.

23.2      Consent of Howard & Howard Attorneys, P.C.
          (contained in their opinion filed as Exhibit 5.1).

24        Powers of Attorney.